Exhibit 24 (a)

                          POWER OF ATTORNEY


The undersigned, Textron Inc. ("Textron"), a Delaware corporation, and the undersigned directors and officers of Textron, do hereby constitute and appoint Wayne W. Juchatz, Arnold M. Friedman, Michael D. Cahn and
W. Robert Kemp, and each of them, with full powers of substitution, their true and lawful attorneys and agents to do or cause to be done any and all acts and things and to execute and deliver any and all instruments and documents which said attorneys and agents, or any of them, may deem necessary or advisable in order to enable Textron to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the Registration under the Securities Act of 1933, as amended, of the offering of up to 9,500,000 additional shares of Textron's Common Stock pursuant to the Textron Savings Plan, including specifically, but without limitation, power and authority to sign the names of the undersigned directors and officers in the capacities indicated below and to sign the names of such officers on behalf of Textron to the Registration Statement filed with the Securities and Exchange Commission in respect of such offering of common stock, to any and all amendments to such Registration Statement (including post-effective amendments), and to any instruments or documents or other writings of which the original or copies thereof are to be filed as a part of or in connection with such Registration Statement or amendments thereto, and to file or cause to be filed the same with the Securities and Exchange Commission; and each of the undersigned hereby ratifies and confirms all that such attorneys and agents, and each of them, shall do or cause to be done hereunder, and such attorneys and agents, and each of them, shall have, and may exercise, all of the powers hereby conferred.

IN WITNESS WHEREOF, Textron has caused this Power of Attorney to be executed and delivered in its name and on its behalf by the undersigned duly authorized officer and its corporate seal affixed, and each of the undersigned has signed his or her name hereto, on this 27th day of September 1995.

                                       TEXTRON INC.


                                      /s/ James F. Hardymon
                                      James F. Hardymon
                                      Chairman and
                                      Chief Executive Officer

ATTEST:

/s/Michael D. Cahn
Michael D. Cahn
Assistant Secretary


/s/James F. Hardymon                  /s/Sam F. Segnar
James F. Hardymon                     Sam F. Segnar
Chairman and Chief                    Director
Executive Officer
(principal executive officer)
Director

/s/Lewis B. Campbell                  /s/Jean Head Sisco
Lewis B. Campbell                     Jean Head Sisco
President and Chief Operating         Director
Officer
Director


/s/H. Jesse Arnelle                   /s/John W. Snow
H. Jesse Arnelle                      John W. Snow
Director                              Director


/s/R. Stuart Dickson                  /s/Martin D. Walker
R. Stuart Dickson                     Martin D. Walker
Director                              Director


/s/B. F. Dolan                        /s/Thomas B. Wheeler
B. F. Dolan                           Thomas B. Wheeler
Director                              Director


/s/John D. Macomber                   /s/Stephen L. Key
John D. Macomber                      Stephen L. Key
Director                              Executive Vice President
                                      and Chief Financial Officer
                                      (principal financial officer)


/s/Barbara Scott Preiskel            /s/William P. Janovitz
Barbara Scott Preiskel               William P. Janovitz
Director                             Vice President and Controller
                                     (principal accounting officer)